EX-7.1

                       CSX TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1


Due Period:  June 1998


I. Original Deal Parameters
---------------------------
(a)  Pool Balance                                                   705,106,000
(b)  Initial Invested Amount                                        300,000,000
(c)  Original Investor Allocation Percentage                              71.90%
(d)  Certificate Rate                                                      6.00%
(e)  Servicing Fee per Annum                                               0.25%
(f)  Original Required Subordinated Amount                           49,676,362

II.  Allocation Percentages
---------------------------
(a) Series Allocation Percentage                                         100.00%
(b) Investor Allocation Percentage                                        71.90%
(c) Investor Ownership Percentage                                         44.28%

III.  Receivables in the Trust
------------------------------
(a)   Pool Balance at end of month                                  677,557,000
(b)  Interline Payables                                             148,234,000
(c)  Receivables 91+ days past invoice                               50,574,000
(d)  Ineligible Receivables                                                   0
(e)  Overconcentrated Amount                                                  0
(f)  Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]     478,749,000
(g)  Unallocated Collections                                                  0

(h) Net Series Pool Balance  [(f) * II.(a)]                         478,749,000
(i) Series Allocation Percentage*Unallocated Collections[(g)*II.(a)]          0
(j) Required Net Series Pool Balance [VI.(f) below]                 354,239,545

IV.  Monthly Activity
---------------------
(a)  Pool Balance at beginning of month                             705,106,000
(b)  Total pool collections                                         578,692,000
(c)  Total new invoices sold to Trust                               558,602,000
(d)  Dilutions                                                        7,377,000
(e)  Charged-Off Receivables                                             82,000
(f)  Reassigned Receivables                                                   0
(g)  Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]         677,557,000

(h)  Miscellaneous Payments                                                   0

                       CSX TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  June 1998

V.  Receivables Performance
---------------------------
(a)  Monthly Payment Rate [IV.(b) / III.(f)]                             120.88%
(b)  Average Days Sales Outstanding [28 or 35 days / (a)]                  29.0
(c)  Delinquency Data
         0 - 30 Days from Invoice                                   580,981,000
         31 - 60 Days from Invoice                                   34,695,000
         61 - 90 Days from Invoice                                   11,307,000
         91 - 120 Days from Invoice                                   6,123,000
         121 - 150 Days from Invoice                                  5,253,000
         151 - 180 Days from Invoice                                  4,677,000
         181 - 210 Days from Invoice                                  2,979,000
         211 - 240 Days from Invoice                                  1,781,000
         241 + Days from Invoice                                     29,761,000
                                                                    -----------
         TOTAL                                                      677,557,000

VI.  Reserves
-------------
(a)  Subordination Percentage [IX.(k) below]                              13.82%
(b)  Invested Amount                                                300,000,000
(c)  Available Subordinated Amount[(a)/(1-(a))*((b)+(d)+(e))+III.(e)]49,676,362
(d)  Yield Reserve                                                    4,500,000
(e)  Fee Reserve                                                         63,183
(f)  Required Net Series Pool Balance                               354,239,545

VII.  Collections
-----------------
(a)  Total Pool Collections [IV.(b) above]                          578,692,000
(b)  Miscellaneous Payments [IV.(h) above]                                    0
(c)  Series Excess Collections                                                0
(d)  Series Allocable Collections [(a) * II.(a)]                    578,692,000
(e)  Investor Collections [(d) * II.(b)]                            416,079,548
(f)  Investor Miscellaneous Payments [(b) * II.(a) * II.(b)]                  0

(g) Available  Investor  Collections  [(c) + (e) + (f)]             416,079,548
(h) Monthly Interest                                                  1,900,000
(i) Interest  Shortfall                                                       0
(j) Monthly Servicing Fee [I.(e)/12*IV.(g)*VI.(b)/(III.(f)*II(a))]       38,717
(k) Monthly  Principal [0 if Revolving Period, otherwise VIII.(b) below]      0

VIII.  Monthly Investor Principal
---------------------------------
(a) Monthly  Principal  [VII.(g) - VII.(h) - VII.(i) - VII.(j)]     414,140,831
(b)Available Principal  Collections (a)                             414,140,831
(c) Controlled Deposit Amount                                                 0
(d) Monthly Investor  Principal [lesser of (b) and (c)]                       0
(e) Deficit Controlled Accumulation Amount [(c) - (d), if positive]           0

                       CSX TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  June 1998

IX.  Subordination Percentage
-----------------------------
(a)  Subordination Percentage Floor                                       13.00%
(b)  Average Dilution Ratio (last 12 months)                               1.60%
(c)  Highest Dilution Ratio (last 12 months)                               2.59%
(d)  Dilution Horizon Ratio (assuming 1 month horizon)                    83.00%
(e)  Dilution Percentage [(d) * {2.5 * (b) + ((c) - (b)) * ((c) / (b))}]   4.96%
(f)  Highest 3-month Average Delinquency Ratio (last 12 months)            0.74%
(g)  Default Horizon Ratio                                               340.00%
(h)  Loss Percentage [2.5 * (f) * (g)]                                     5.17%
(i)  Dilution Percentage + Loss Percentage                                10.13%
(j)  12.5% + (b) * (d)                                                    13.82%
(k)  Subordination Percentage [greatest of (a), (i) and (j)]              13.82%

X.  Investor Charge-Offs
------------------------
(a) Investor Allocable  Charged-Off Amount [IV.(e) * II.(c)]             36,307
(b) Investor Recoveries                                                       0
(c) Loss Reserve                                                     49,676,362
(d) Investor  Charge-off  [(a) - (b) -(c), if positive]                       0
(e) Cumulative Investor Charge-offs [including (d) above]                     0

XI.  Invested Amount
--------------------
(a)  Beginning Invested Amount                                      300,000,000
(b)  Cumulative Investor Charge-offs [X.(e) above]                            0
(c)  Amount on deposit in Principal Funding Account                           0
(d)  Distributions of Principal                                               0
(e)  Ending Invested Amount                                         300,000,000

XII.  Amortization Events
-------------------------
(a) Breach of material  covenant or agreement  uncured for 30 days           No
(b) Breach of  Representation  or Warranty  not  corrected  for 30 days      No
(c)  Bankruptcy, insolvency  or  receivership  of  Seller  or  CSXT          No
(d)  Trust  is  deemed  an "Investment Company"                              No
(e) CSXT fails to convey Receivables to Seller, Servicer fails to make       No
    deposit to Retained Collection Account
(f) Required Net Series Pool Balance  Exceeds Net Series Pool Balance        No
(g) Any Series 1998-1 Servicer  Default                                      No
(h) Termination  Notice delivered to Servicer                                No
(i) Invested  Amount not paid in full on Expected  Final  Payment Date       No
(j) Average Monthly Payment Rate for last 3 months is less than 25%          No

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------

                 Certificateholders' Distribution Date Statement
                                  Series 1998-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October 27, 1993, as amended and restated (the '"Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  July 27, 1998

Collection Period:  June 1998

POOL COLLECTIONS
----------------

Total Pool Collections                                           578,692,000.00

Total Collections Available                                      578,692,000.00


ALLOCATION PERCENTAGES
----------------------

Series 1998-1 Allocation Percentage                                      100.00%

Investor Ownership Percentage                                             44.28%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed allocable to Interest                     1,900,000.00

Total amount distributed allocable to Interest                             6.33
         (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                         0.00

Total amount distributed allocable to Principal                            0.00
         (per $1,000 of Certificates)


SERIES 1998-1 INVESTED AMOUNTS
-------------------------------

Unallocated Collections                                                    0.00

Amounts on deposit in the Principal Funding                                0.00
         Account
Ending Invested Amounts                                          300,000,000.00


INVESTOR  INTEREST SHORTFALL AMOUNT
-----------------------------------

Total Investor Deficiency Amount                                           0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                             0.00
Beginning Investor Charge-Offs per $1,000                                  0.00
         Certificate
Additional Investor Charge-Offs                                            0.00
Additional Investor Charge-Offs per $1,000                                 0.00
         Certificate
Reimbursements:
Reinstatement of Investor Certificates                                     0.00
Reinstatement of Investor Certificates per $1,000
         Certificate                                                       0.00

Ending Investor Charge-Offs                                                0.00
Ending Investor Charge-Offs per $1,000                                     0.00
         Certificate

POOL BALANCES
-------------

Outstanding Receivables Balance                                  677,557,000.00

Ending Net Receivables Pool Balance                              478,749,000.00

Ending Net Series Pool Balance                                   478,749,000.00